Exhibit 5.1

LEGAL OPINION LETTER

newcleo plc

55 South Audley Street

London, W1K 2QH

21 September 2026

Dear Sirs

Legal opinion in relation to newcleo plc

1.	Introduction

1.1	We have acted as legal advisers to newcleo plc, a public company limited by shares incorporated under the laws of England and Wales with company number 13274878 (the “Company”), on matters of English law in connection with its preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed on 21 September 2026 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) with respect to ordinary shares of $0.02288 each in the capital of the Company (the “Ordinary Shares”) which may be issued from time to time pursuant to equity awards granted under the newcleo 2026 Equity Incentive Plan (the “2026 Plan”), the newcleo 2026 Employee Stock Purchase Plan (the “Stock Plan”), the Newcleo Ltd Share Plan (the “2022 Plan”), and the Newcleo Ltd Non-Employee Share Plan, (the “Non-Employee Share Plan”, together with the 2026 Plan, the Stock Plan and the 2022 Plan, the “Plans”).

1.2	For the purposes of this opinion, we have examined:

1.2.1	a copy of the Registration Statement to be filed under the Act;

1.2.2	a copy of the Plans;

1.2.3	a certificate from the secretary of the Company dated 21 September 2026 and the documents annexed thereto (the “Certificate”); and

1.2.4	the articles of association of the Company as in force at the date of this opinion (the “Articles”),

(together, the “Reviewed Documents”).

2.	opinion

2.1	On the basis of our examination of the Reviewed Documents and the other matters referred to above, and subject to the assumptions set out in paragraph 3 (Assumptions), the qualifications in paragraph 4 (Qualifications) and any matters not disclosed to us, we are of the opinion that following: (a) compliance by the Company with its obligations under the terms of the Plans; and (b) the due allotment and issue by the Company of such of the Ordinary Shares as will be issued as new shares pursuant to and in accordance with the terms of the Plans and either (i) against payment in full of the agreed “cash consideration” (as such term is defined in section 583(3) of the Companies Act 2006) or (ii) the capitalisation of reserves of the Company, in each case in an amount not less than the nominal value of each such Ordinary Share, and subject to the Articles not being materially altered prior to the allotment and issue of any such Ordinary Shares, those new Ordinary Shares will be validly issued, fully paid and no further contribution in respect of such Ordinary Shares will be required to be made to the Company by the holders of such shares by reason solely of them being such holders.

3.	ASSUMPTIONS

3.1	In considering the Reviewed Documents we have assumed:

3.1.1	the genuineness of all signatures on the Reviewed Documents and that any signature or execution pages on which any such signatures appear physically formed part of complete and final versions of those documents at the time of signing;

3.1.2	that all original documents submitted to us or used to provide copies to us are authentic, accurate and complete and, where they are described as copies, conform to the original documents;

3.1.3	that the Articles represent the Company’s entire constitution for the purposes of section 257 of the Companies Act 2006 (the “Companies Act”) and that any restrictions or limitations contained in the Articles have been and will be duly observed and that the Company is carrying on business in accordance with the Articles;

3.1.4	that the Company has not passed a voluntary winding-up resolution, that no petition has been presented to or order made by a court for the winding-up or dissolution of the Company, that no application has been made to a court for an administration order in respect of the Company and no administration order has been made by any court in relation to the Company, that no appointment of an administrator of the Company has been made out of court and no notice of intention to appoint an administrator has been given or filed with any court in respect of the Company, that no receiver, trustee, administrator, provisional liquidator, administrative receiver or similar officer has been appointed in relation to the Company or any of its assets or revenues and that no procedure or step analogous to any of the above has been taken in relation to the Company in any jurisdiction other than England and Wales;

3.1.5	each of the statements contained in the Certificate at Schedule 1 is true and correct as at the date of the Certificate and as at the date hereof and will be as at the time of the allotment and issue of any Ordinary Shares or grant of rights to subscribe for, or convert any security into, Ordinary Shares;

3.1.6	that the directors of the Company, in authorising any allotment of Ordinary Shares or grant of rights to subscribe for, or convert any security into, Ordinary Shares, have exercised and will exercise their powers in accordance with their duties under all applicable laws and the articles of association of the Company in force at the relevant time, and that all such further meetings of the board of directors of the Company or any duly authorised and constituted committee of the board of directors of the Company which may be required in order validly to allot and issue any Ordinary Shares or to grant any rights to subscribe for, or convert any security into, Ordinary Shares will be duly convened and held and the requisite resolutions to give effect to each such allotment, issue or grant will be duly passed;

3.1.7	that the Plans have been validly adopted by the Company;

3.1.8	that immediately prior to each allotment of Ordinary Shares or grant of rights to subscribe for, or convert any security into, Ordinary Shares, the directors of the Company have sufficient authorities and powers conferred upon them under section 551 of the Companies Act 2006 and under section 570 or section 571 of the Companies Act 2006 to allot and issue such Ordinary Shares or grant such rights to subscribe for, or convert any security into, Ordinary Shares in each case in compliance with Part 17 of the Companies Act 2006, and the directors of the Company shall not allot or issue (or purport to allot or issue) Ordinary Shares and shall not grant rights (or purport to grant rights) to subscribe for, or convert any security into, Ordinary Shares in excess of such authorities and powers or in breach of any other limitation on their ability duly and properly to allot and issue Ordinary Shares or grant rights to subscribe for, or convert any security into, Ordinary Shares;

3.1.9	the provisions of section 682 of the Companies Act 2006 will apply to the allotment and issue of Ordinary Shares, or the grant of rights to subscribe for, or convert any security into, Ordinary Shares, pursuant to the Plans;

3.1.10	no dividend or distribution which constitutes an unlawful distribution pursuant to common law or the Companies Act 2006 has been or will be made by the Company;

3.1.11	none of the documents examined by us has been or will be amended or modified in any way, and there are and will be no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and there are no unknown facts or circumstances which are not apparent from the face of the Reviewed Documents which may affect the conclusions in this opinion, and the Company has not entered into any documents other than those referred to in this opinion or other arrangements which could affect the opinions expressed in this opinion;

3.1.12	the information revealed by our search of the entries shown on an online search at Companies House in England and Wales on 18 September 2026 with respect to the Company (the “Company Search”) was accurate and complete in all respects, included all relevant information which should properly have been submitted to the Registrar of Companies and has not since the time of such search been altered;

3.1.13	the information revealed by the results of a telephone search with the Insolvency and Companies List (formerly known as the Companies Court) in London of the Central Registry of Winding Up Petitions on 18 September 2026 with respect to the Company (the “Court Search”) was accurate and complete in all respects, included all relevant information and has not since the time of such search been altered;

3.1.14	that insofar as any obligation under the Plans is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

3.1.15	that the name of each relevant allottee and the Ordinary Shares allotted are duly entered in the register of members of the Company and all filings required to be filed with the Registrar of Companies or otherwise in connection therewith or in connection with any grant of rights to subscribe for, or convert any security into, Ordinary Shares will be filed within, in each such case, the relevant time limits;

3.1.16	that in issuing the Ordinary Shares following the vesting of awards structured as restricted stock units granted under the Plans, the holders of such awards will either pay the nominal value of such shares or the Company will capitalise reserves in order to pay up such amounts and will at all times retain sufficient reserves in order to give effect to such capitalisation;

3.1.17	that all parties to the Reviewed Documents have the capacity and power to enter into those agreements under all applicable laws, that the Reviewed Documents were duly authorised by and duly executed and delivered by or on behalf of each of the parties to those agreements under all applicable laws and that the obligations of all parties to those agreements under all applicable laws are legal, valid, binding and enforceable obligations and where a Reviewed Document was in draft (including agreed form), it will be or has been executed in that form;

3.1.18	the Company was not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 and has not and will not become so unable to pay its debts;

3.1.19	that the Reviewed Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto and constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws (other than, in the case of the Company, the laws of England) and that insofar as the laws or regulations of any jurisdiction other than England and Wales may be relevant to the obligations or rights of any of the parties under the Reviewed Documents or any of the transactions contemplated by the Reviewed Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions, and such laws have been and will be complied with; and

3.1.20	that there are no provisions of the laws of any country or jurisdiction outside England which would have any implications for the opinions we express.

4.	Qualifications

4.1	This opinion is subject to any limitations arising from (a) bankruptcy, insolvency and liquidation, (b) reorganisation and (c) laws of general application relating to or affecting the rights of creditors.

4.2	The Searches reveal no record of the appointment of a liquidator, administrator or administrative receiver or the approval of any company voluntary arrangement, and no subsisting entries against the Company on the Central Registry of Winding-Up Petitions, but it should be noted that:

4.2.1	the Online Search is not conclusively capable of revealing whether or not a winding up order has been made or a resolution passed for the winding up of a company; or a liquidator, administrator or administrative receiver has been appointed; or a company voluntary arrangement has been approved, as notice of these facts might not be filed with the Registrar of Companies immediately and, when filed, might not be entered on the public file of the Company immediately. In addition, that search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented; and

4.2.2	the Court Search relates only to a compulsory winding up and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the inquiry was made.

4.3	We assume no obligation to notify you of any future changes in law, which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

4.4	We have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

5.	DISCLAIMER

5.1	This opinion is addressed to you solely for your own benefit in connection with the Registration Statement and may not be used or relied upon by you for any other purpose. This opinion is not to be used or relied upon by any other person without our prior written consent and we do not owe or accept any duty of care to any other person or for any other purpose.

5.2	We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This opinion may not be transmitted or disclosed to any other person or be quoted or referred to in any public document without our prior written consent save as exhibited as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not agree that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

5.3	This opinion is confined to, and given on the basis of, English law as applied by the English courts at 9.00 a.m. GMT on the date of this letter and we have made no investigation of the laws of any country or jurisdiction other than England. In particular, we express no opinion on the federal laws of the United States of America or the laws of the State of New York. To the extent that any such laws or the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

5.4	The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinion) and do not extend to and are not to be read as extending by implication to any other matters in connection with the Registration Statement. We express no opinion as to matters of fact. Without limiting this paragraph, we express no opinion in respect of the tax treatment of any of the transactions described in the Registration Statement.

5.5	This opinion applies as at the date of this letter. We expressly disclaim any obligation to update this opinion for changes in law or events occurring after that date.

5.6	In preparing this opinion the Reviewed Documents are the only documents we have reviewed, and the Company Search and the Court Search are the only searches and inquiries we have made.

5.7	This opinion is given by CMS Cameron McKenna Nabarro Olswang LLP, which assumes liability, and is responsible, for it on the terms of this letter. No individual owes or shall owe any duty of care to any person for this opinion. Except as otherwise stated in this opinion, this opinion may not be relied upon for any other purpose or by any other person.

5.8	In this opinion references to CMS Cameron McKenna Nabarro Olswang LLP, “we”, “our” or “us” are references to CMS Cameron McKenna Nabarro Olswang LLP, a limited liability partnership incorporated in England and Wales with registered number OC334031.

Yours faithfully

/s / CMS Cameron McKenna Nabarro Olswang LLP

CMS Cameron McKenna Nabarro Olswang LLP

SCHEDULE 1

Documents

(a)	The Registration Statement.

(b)	A certificate from the company secretary of the Company having attached to it, inter alia:

(i)	a copy of the Articles; and

(ii)	a copy of the Plans.